Exhibit 8
THE FOLLOWING TABLE SETS FORTH OUR PRINCIPAL GROUP COMPANIES:
Unless otherwise stated our participating interest is 100%, or almost 100%
COMPANIES TREATED AS PART OF THE INSURANCE OPERATIONS

Place of headquarters

The Netherlands
ING Verzekeringen N.V.	The Hague
ING Verzekeringen Nederland N.V.	The Hague
ING Vastgoed Belegging B.V.	The Hague
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	Rotterdam
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Hague
Parcom Ventures B.V.	Utrecht
Postbank Levensverzekering N.V.	The Hague
Postbank Schadeverzekering N.V.	The Hague
RVS Levensverzekering N.V.	Rotterdam
RVS Schadeverzekering N.V.	Ede
Movir N.V.	Nieuwegein

Rest of Europe
ING Zivotna Poistovna a.s.	Bratislava, Slovakia
ING Nationale-Nederlanden Polska S.A.	Warsaw, Poland
ING Nationale-Nederlanden Polska Powszechne Towarzystwo Emerytaine S.A.	Warsaw, Poland
ING Asigurari de Viata S.A.	Bucharest, Romania
ING Greek Life Insurance Company S.A.	Athens, Greece
ING Greek General Insurance Company S.A.	Athens, Greece
ING Nationale-Nederlanden Magyarorszagi Biztosito Rt.	Budapest, Hungary
Nationale Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Madrid, Spain
Nationale Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Madrid, Spain

North America
ING Canada Inc.	Toronto, Ontario, Canada
Belair Insurance Company Inc.	Montreal, Quebec, Canada
ING Insurance Company of Canada	Toronto, Ontario, Canada
ING Novex Insurance Company of Canada	Toronto, Ontario, Canada
ING America Insurance Holdings, Inc.	Wilmington, Delaware, U.S.A.
ING International Insurance Holdings, Inc.	Hartford, Connecticut, U.S.A.
ING Life Insurance and Annuity Company	Hartford, Connecticut, U.S.A.
ING North America Insurance Corporation	Atlanta, Georgia, U.S.A.
Lion Connecticut Holdings Inc.	Hartford, Connecticut, U.S.A.
ReliaStar Life Insurance Company	Minneapolis, Minnesota, U.S.A
ReliaStar Life Insurance Company of New York	Woodbury, New York, U.S.A
Security Life of Denver Insurance Company	Denver, Colorado, U.S.A.
ING USA Annuity and Life Insurance Company	Des Moines, Iowa, USA

Latin America
ING Seguros de Vida S.A.	Santiago, Chile
ING Afore S.A. de C.V.	Mexico City, Mexico
Seguros Comercial America S.A. de C.V.	Mexico City, Mexico

Asia
ING Life Insurance Company (Japan) Limited	Tokyo, Japan
ING Life Insurance Company (Korea) Limited (80%)	Seoul, South Korea
ING Life Insurance Company Limited	Taipei, Taiwan

Place of headquarters
Australia
ING Australia Holdings Limited	Sydney, Australia
ING Australia Pty Limited	Sydney, Australia

Reinsurance company
ING Re (Netherlands) N.V.	The Hague, the Netherlands
COMPANIES TREATED AS PART OF THE BANKING OPERATIONS

The Netherlands
ING Bank N.V.	Amsterdam
ING Bank Nederland N.V.	Amsterdam
Bank Mendes Gans N.V.	Amsterdam
ING Lease Holding B.V.	Amsterdam
ING Corporate Investments B.V.	Amsterdam
ING Vastgoed Management Holding B.V.	The Hague
InterAdvies N.V.	Amsterdam
Nationale-Nederlanden Financiële Diensten B.V.	Amsterdam
ING Commercial Finance B.V.	Amsterdam
Postbank N.V.	Amsterdam
Postbank Groen N.V.	Amsterdam
Westland Utrecht Hypotheekbank N.V.	Amsterdam

Belgium
ING België N.V.	Brussels

Rest of Europe
ING Bank Slaski S.A.	Katowice, Poland
ING Bank Deutschland A.G.	Frankfurt, Germany
Oyak Bank S.A.	Istanbul, Turkey

North America
ING Financial Holdings Corporation	New York, NY, U.S.A.

Latin America
ING Middenbank Curaçao N.V.	Curaçao, Netherlands Antilles

Asia
ING Vysya Bank Ltd.	Bangalore, India

Other
ING Direct N.V.	Canada, Germany, Spain, Australia, France, USA, Italy, UK